UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NUBURU, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NUBURU, INC.

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [DATE]

To the Stockholders of Nuburu, Inc.:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Nuburu, Inc., a Delaware corporation (the “Company”), to be held virtually via live audio webcast at [meeting URL] on [date] at [time] [a.m. / p.m.], Mountain Time, for the following purposes:

1.
To approve an amendment to the Company’s Certificate of Incorporation, and authorize the Company’s Board of Directors (the “Board”), to effect a reverse stock split of the Company’s issued and outstanding Common Stock, par value $0.0001 per share, within a range from 1-for-30 to 1-for-75, with the exact ratio of the reverse stock split to be determined by the Board;

2.
To approve the issuance of up to $50.0 million of securities in one or more non-public offerings, where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock; and

3.
To transact such other business as may properly come before the Special Meeting

The Board has fixed the close of business on January 8, 2024 (the “record date”) as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponements thereof. Please review in detail the proxy statement for a more complete statement of matters to be considered at the Special Meeting.

We will mail proxy materials on or about January 26, 2024 to our stockholders of record as of the close of business on the record date. We are also providing access to our proxy materials over the Internet beginning on or about January 26, 2024.

The Special Meeting will be held entirely online in a virtual meeting format only, with no physical in-person meeting, to allow greater participation. The Special Meeting can be accessed by visiting: [meeting URL]. We encourage you to attend online and participate in the Special Meeting, where you will be able to listen to the meeting live, submit questions and vote online. To participate in the Special Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (“Notice”) or the proxy card or the voting instructions that accompanied your proxy materials.

It is important that your shares be represented and voted whether or not you plan to attend the virtual Special Meeting. You may vote on the internet, by telephone or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the internet, by telephone or by written proxy will ensure your shares are represented at the Special Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Our Board has determined that the matters to be considered at the Special Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, our board of directors unanimously recommends a vote “FOR” each matter to be considered.

By order of the Board,

Brian Knaley

Chief Executive Officer

Denver, Colorado

[Date]

You are cordially invited to virtually attend the Special Meeting. Whether or not you expect to virtually attend the Special Meeting, PLEASE VOTE YOUR SHARES IN ADVANCE. You may vote your shares in advance of the Special Meeting via the internet, by telephone, or by mailing the completed proxy card. Voting instructions are printed on your proxy card.

If you were a stockholder of record as of January 8, 2024, you may vote online during the Special Meeting. If, on January 8, 2024, your shares of our Common Stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, you are also invited to attend the Special Meeting and may vote online during the Special Meeting. However, even if you plan to attend the Special Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [DATE]

Our proxy statement for the Special Meeting and proxy card are also available free of charge at

[URL address].

Nuburu, Inc.

7442 S Tucson Way, Suite 130

Centennial, CO 80112

Special Meeting of Stockholders

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Nuburu, Inc., a Delaware corporation (the “Company”, “we”, “us”, or “our”), on or about January 26, 2024, in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) of the Company for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held virtually via live audio webcast at [meeting URL] on [date] at [time] [a.m. / p.m.], Mountain Time, and any adjournment or postponements thereof.

The Special Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Special Meeting by visiting the following website: [meeting URL]. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The cost of soliciting proxies will be borne by the Company. Following the mailing of this proxy statement, the Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations. The Company does not intend to retain a proxy solicitor in connection with the Special Meeting. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company, upon request, will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

Only holders of record of outstanding shares of the Company’s common stock, par value $0.0001 per share, (“Common Stock”) at the close of business on January 8, 2024 (the “record date”), are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponements thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on the record date. There were 36,894,323 shares of Common Stock outstanding and entitled to vote on January 8, 2024. If you plan to attend the Special Meeting online, please see the instructions below.

QUESTIONS AND ANSWERS ABOUT THE

PROXY MATERIALS AND OUR SPECIAL MEETING

How do I attend, participate in, and ask questions during the virtual Special Meeting?

The Company will be hosting the Special Meeting via live audio webcast only. All stockholders as of the record date may attend the Special Meeting live online at [meeting URL]. The Special Meeting will start at [time] [a.m. / p.m.], Mountain Time, on [date]. Stockholders attending the Special Meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Special Meeting, you will need the 16-digit control number, which is included on your proxy card if you are a stockholder of record, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares in “street name.” Instructions on how to attend and participate online are available at [website link]. We recommend that you log in a few minutes before the scheduled start time to ensure you are logged in when the Special Meeting starts. The webcast will open [15] minutes before the start of the Special Meeting.

How can I get help if I have trouble checking in or listening to the Special Meeting online?

If you encounter difficulties accessing the Special Meeting during login or in the course of the meeting, please call the technical support number that will be posted on the virtual meeting log-in page at [URL address].

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on January 8, 2024, the record date for the meeting, are entitled to receive notice of and to participate in the Special Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 36,894,323 shares of Common Stock outstanding, all of which are entitled to be voted at the Special Meeting.

How do I vote?

You may vote “For” or “Against” the proposals, or “Abstain” from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Special Meeting or any adjournments or postponements thereof. The procedures for voting, depending on whether you are a stockholder of record or a beneficial owner, are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

•
To vote over the Internet prior to the Special Meeting, follow the instructions provided on the Notice of Internet Availability of Proxy Materials or on the proxy card that you receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

•
To vote by telephone, call the toll-free number found on the proxy card you receive by mail or e-mail, or the toll-free number that you can find on the website referred to on the Notice of Internet Availability of Proxy Materials.

•
To vote by mail, complete, sign and date the proxy card you receive by mail or e-mail and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

•
To vote via the virtual meeting website, visit [URL address]. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on the proxy card that you receive by mail or e-mail in order to participate in the virtual Special Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at [URL address].

Even if you plan to participate in the Special Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Special Meeting. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on [date]. Even if you have submitted your vote before the Special Meeting, you may still attend the virtual Special Meeting and vote electronically. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow the instructions to submit your vote by the Internet or telephone, if those instructions provide for Internet and telephone voting. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent, or contact your broker, bank or other agent to request a proxy form.

Can I revoke my proxy and change my vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•
You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.

•
You may send a written notice that you are revoking your proxy to Nuburu’s Corporate Secretary at 7442 S Tucson Way, Suite 130, Centennial, CO 80112.

•
You may attend the virtual Annual Meeting and vote electronically at the Annual Meeting. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.

If you are a beneficial owner, you will need to revoke or resubmit your proxy through your broker (or bank or other nominee) and in accordance with its procedures.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Brian Knaley, our Chief Executive Officer, has been designated as the proxy holder for the Special Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holder will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, consisting of the (1) amendment to the Company’s Certificate of Incorporation to effect and authorize a reverse stock split of the Company’s issued and outstanding Common Stock; (2) issuance of up to $50 million of securities in one or more non-public offerings where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock; and (3) any other matters that properly come before the meeting.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote are present by remote communication or represented by proxy at the Annual Meeting. On the Record Date, there were 36,894,323 shares of Common Stock outstanding and entitled to vote.

If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the Chair of the Special Meeting or a majority in voting power of the stockholders entitled to vote at the Special Meeting, present by remote communication or represented by proxy, may adjourn the Annual Meeting to another time or place.

What vote is required to approve each item?

Proposal One — Amendment to the Company’s Certificate of Incorporation to effect and authorize a reverse stock split of the Company’s issued and outstanding Common Stock, within a range from 1-for-30 to 1-for-75, with the exact ratio of the reverse stock split to be determined by the Board. The affirmative vote of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote is required to approve this proposal.

Proposal Two — Issuance of up to $50 million of securities in one or more non-public offerings where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock. The affirmative vote of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote is required to approve this proposal.

Other Matters. For each other matter, including any adjournments, the affirmative vote of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote is required for the approval of the proposal.

What are the recommendations of the Board?

Each of the recommendations of the Board is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote “FOR” Proposal One and Proposal Two. If you sign and return your proxy card but do not specify how you want your shares voted, the person named as the proxy holder on the proxy card will vote in accordance with the recommendations of the Board.

The Board does not know of any other matters that may be brought before the Special Meeting. In the event that any other matter should properly come before the Special Meeting, the proxy holder will vote as recommended by the Board or, if no recommendation is given, in accordance with their best judgment.

What are the effects of broker non-votes?

A broker “non-vote” generally occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee has not received instructions as to such proposal from the beneficial owner and does not have discretionary powers as to such proposal. Broker non-votes will not effect voting on the proposals.

If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items. The Company believes that the proposals to be considered at the Special Meeting are non-routine matters under applicable rules. Accordingly, we believe your broker, bank, or other holder of record will not have discretion to vote your shares on the proposals, in which case, if you do not instruct your broker how to vote with respect to the Reverse Stock Split Amendment, your broker may not vote with respect to such proposal. However, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the New York Stock Exchange, which regulates broker-dealers and their discretion to vote on stockholder proposals.

How are abstentions treated?

Abstentions will have the effect of votes against the proposals.

Where can I find the voting results of the Annual Meeting?

We intend to disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”), within four business days after the meeting.

PROPOSAL 1 – AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION AND

AUTHORIZATION OF THE BOARD TO EFFECT A REVERSE STOCK SPLIT

On January 12, 2024, the Board adopted a resolution approving, and recommending that the Company’s stockholders approve, this proposal to grant the Board the authority to file an amendment (the “Reverse Split Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), to effect a reverse stock split (the “Reverse Stock Split”) at any ratio at the Board’s discretion, from 1-for-30 to 1-for-75, in order to comply with the NYSE American minimum price continued listing standards. Pursuant to the proposed Reverse Split Amendment, the form of which is attached to this proxy statement as Exhibit A, no changes will be made to the total number of shares of Common Stock authorized for issuance under the Certificate.

Purposes and Effect of the Reverse Split Amendment

The Board has determined that it is in the best interests of the Company and its stockholders to implement the Reverse Stock Split in order to reduce the number of shares of Common Stock outstanding. The Board believes that approval of a proposal providing the Board with this generalized grant of authority with respect to setting the split ratio, rather than mere approval of a pre-defined reverse stock split, will give the Board flexibility to set the ratio in accordance with current market conditions and therefore allow the Board to act in the best interests of the Company and its stockholders. The Board intends to implement the Reverse Stock Split as soon as practicable if approved at the Special Meeting. The Reverse Stock Split proposal is not part of a going-private transaction.

The Reverse Stock Split is intended to provide the capital structure that may facilitate further potential business and financing transactions and also increase the trading price of the Company’s Common Stock and provide us with greater liquidity and a stronger investor base.

Our Common Stock is listed on the NYSE American LLC (“NYSE American”). On December 28, 2023, we received a notification letter (the “Notice”) from NYSE American indicating that the Company is not in compliance with the continued listing standard set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”) because the shares of the Company’s Common Stock have been selling for a low price per share for a substantial period of time (the “minimum price continued listing standard”). Pursuant to Section 1003(f)(v) of the Company Guide, the Company’s continued listing is predicated on it demonstrating sustained price improvement by no later than June 28, 2024. The Notice further stated that, as a result of the foregoing, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide, which could, among other things, result in the initiation of delisting proceedings, unless the Company cures the deficiency in a timely manner.

The Reverse Stock Split would decrease the total number of shares of our Common Stock outstanding and should, absent other factors, proportionately increase the market price of our Common Stock to a level above the minimum price for continued listing standard. Therefore, the Board believes that the Reverse Stock Split is an effective means for us to regain compliance with the minimum price continued listing standard.

After the Reverse Stock Split is effected, if at all, we will continue to be subject to the periodic reporting requirements of the Exchange Act. By itself, the Reverse Stock Split will not have any impact on the market in which our Common Stock is traded; however, our Common Stock would be identified with a new CUSIP number following any Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, while we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, there can be no assurance that the market price of our Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. This will depend on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding.

Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results which have been outlined above. In particular, we cannot assure you that the Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the continued listing standards of the NYSE American or any other national securities exchange. Moreover, because some investors may view a reverse stock split negatively, there can be no assurance that the Reverse Split Amendment will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

In addition, although we believe the Reverse Stock Split may enhance the desirability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to institutional and other long-term investors or that the liquidity of our Common Stock will increase since there would be a reduced number of shares outstanding after the Reverse Stock Split.

Stockholders should recognize that if the Reverse Stock Split is effected, they will own a proportionally smaller number of shares than they currently own. Therefore, if the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of our Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

However, the Board has determined that these negative factors are outweighed by the potential benefits.

Mechanics of the Reverse Stock Split

No Fractional Shares

Stockholders will not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, stockholders who would have been entitled to a fractional share will receive such additional fraction of a share of Common Stock as is necessary to increase the fractional share to which they were entitled to a full share.

Effect on Stock Options and Warrants

•
The per share exercise price of any outstanding stock options would be increased proportionately, and the number of shares issuable under outstanding stock options and all other outstanding equity-based awards would be reduced proportionately;

•
The number of shares of Common Stock authorized for future issuance under our stock incentive plans would be proportionately reduced and other similar adjustments would be made under the stock incentive plans to reflect the Reverse Stock Split; and

•
The exercise, exchange or conversion price of all other outstanding securities that are exercisable or exchangeable for or convertible into shares of our Common Stock would be proportionately adjusted and the number of shares of Common Stock issuable upon such exercise, exchange or conversion would be proportionately adjusted.

The table below provides examples of a Reverse Stock Split at various ratios between 1-for-30 and 1-for-75:

Shares Outstanding as of January 8, 2024	Reverse Stock Split Ratio	Shares Outstanding After Reverse Stock Split(1)	Reduction in Shares Outstanding
36,894,323	1-for-30	1,229,811	35,664,512
	1-for-40	922,358	35,971,965
	1-for-50	737,886	36,156,437
	1-for-60	614,905	36,279,418
	1-for-70	527,062	36,367,261
	1-for-75	491,924	36,402,399

(1)
Stockholders will not receive fractional shares of Common Stock in connection with the Reverse Stock Split. Instead, stockholders who would have been entitled to a fractional share will receive such additional fraction of a share of Common Stock as is necessary to increase the fractional share to which they were entitled to a full share. Thus, the amounts of shares outstanding calculated herein are estimates and the exact amounts cannot currently be determined.

The Reverse Stock Split will affect all holders of the Company’s Common Stock uniformly and will not change the proportionate equity interests of such stockholders, nor will the respective voting rights and other rights of holders of the Company’s Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the Reverse Stock Split.

The Reverse Stock Split will not affect total stockholders’ equity on the Company’s balance sheet. As a result of the Reverse Stock Split, the stated capital component attributable to the Company’s Common Stock will be reduced to an amount equal to one-30 to one-75 of its present amount, in accordance with the range selected by the Board, and the additional paid-in capital component will be increased by the amount by which the Common Stock is reduced. Amounts for earnings (loss) per share of Common Stock will be restated for the effects of the Reverse Stock Split and will be higher than the previously disclosed amounts because there will be fewer shares of the Common Stock outstanding.

Authorized Shares of Common Stock

Because the number of authorized shares of Common Stock will not be reduced proportionately, the Reverse Stock Split will increase the ability of the Board to issue authorized and unissued shares without further stockholder action. We currently do not have any plans, arrangements or understandings to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split. However, as we have previously disclosed in our filings with the SEC, the development of our business will require substantial additional capital, and continued operations depend on our ability to raise additional funding, which could occur through fundraising transactions that involve issuance of shares of Common Stock or securities convertible into or exercisable for Common Stock; depending on several factors including the number of shares that are issued or issuable in any such transaction, such shares could include authorized but unissued shares that would become available as a result of the Reverse Stock Split.

Appraisal Rights

Under Delaware General Corporation Law, stockholders will not be entitled to exercise appraisal rights in connection with the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

Interest of Certain Persons in Matters to be Acted Upon

No officer or director has any interest that differs from our stockholders with regard to the treatment of any securities of the Company that they own in the event that the Reverse Stock Split is effected.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split generally applicable to beneficial holders of shares of the Common Stock and does not purport to be a complete discussion of all possible tax consequences. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, holders subject to the alternative minimum tax, regulated investment companies or real estate investment trusts, partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members), traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons holding Common Stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; persons who acquire shares of Common Stock in connection with employment or other performance of services; persons who hold Common Stock as qualified small business stock within the meaning of Section 1202 of the Code, U.S. expatriates and foreign stockholders. The following summary is based on the provisions of the Internal Revenue Code (the “Code”), applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the Reverse Stock Split and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

The federal income tax consequences of the Reverse Stock Split to a stockholder may depend upon whether such stockholder receives solely a reduced number of shares of Common Stock in exchange for its old shares of Common Stock or whether such stockholder also receives an additional fraction of a share of Common Stock (a “Round-Up Fractional Share”) as is necessary to increase the fractional share the shareholder would have received to a full share.

The Company believes that the Reverse Stock Split should constitute a recapitalization pursuant to Section 368(a)(1)(E) of the Code.

Subject to the discussion below addressing the receipt by certain shareholders of a Round-Up Fractional Share, a stockholder should not recognize gain or loss for federal income tax purposes as a result the Reverse Stock Split. In the aggregate, such stockholder’s basis in the reduced number of shares of Common Stock (aside from any Round-Up Fractional Share) should equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares should include its holding period in its old shares exchanged therefore.

The federal income tax treatment to stockholders who receive a Round-Up Fractional Share is unclear. The IRS may take the position that the receipt of an additional portion of a share results in a distribution, that it results in gain or that no income or gain is recognized. Any income or gain recognized should not exceed the excess of the fair market value of such full share over the fair market value of the fractional share to which such stockholder was otherwise entitled. Stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a Round-Up Fractional Share in the Reverse Stock Split.

The Company should not recognize any gain or loss as a result of the Reverse Stock Split.

The above discussion is solely written in connection with the proposed Reverse Stock Split and is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE

REVERSE SPLIT AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND

AUTHORIZATION OF THE BOARD TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL 2 – Issuance of up to $50 million of securities in one or more non-public offerings where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock

Our Common Stock is currently listed on the NYSE American and, as such, we are subject to NYSE American rules, which require us to obtain stockholder approval prior to the issuance of our Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance. Shares of our Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances.

We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that may require stockholder approval under NYSE American rules, we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop.

We are asking our stockholders to approve the potential issuance of shares of our Common Stock, or securities convertible into our Common Stock, in one or more non-public capital-raising transactions (including without limitation private placements or issuances in connection with equity lines of credit), subject to the following limitations:

● the total aggregate consideration will not exceed $50 million;

● the maximum discount at which securities will be offered (which may consist of a share of Common Stock and a warrant for the issuance of up to an additional share of Common Stock) will be equivalent to no more than a discount of 30% to the market price of our Common Stock at the date of issuance;

● such offerings will occur, if at all, on or before the date that is six months following the date that Proposal 2 is approved by stockholders; and

● such other terms as our Board of Directors shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

The issuance of shares of our Common Stock, or other securities convertible into shares of our Common Stock, in accordance with any offerings would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. Existing stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the Common Stock.

The issuance of shares of Common Stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Our Board of Directors has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than $50 million worth of shares of Common Stock in the aggregate pursuant to the authority requested from stockholders under this proposal. It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our Common Stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings would be until such offerings are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $50 million.

We expect the net proceeds of any offerings will be used for working capital, general corporate purposes and repayment of up to $10 million of existing debt. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE

Issuance of up to $50 million of securities in one or more non-public offerings where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of January 8, 2024 (the "Ownership Date"), by:

•
each person or “group” who is known by the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock;
•
each of the Company’s named executive officers and directors; and
•
all current named executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our Common Stock subject to common stock warrants, options that are currently exercisable or exercisable within 60 days of the Ownership Date, and restricted stock units and performance share awards that vest within 60 days of the Ownership Date, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based upon information supplied by named executive officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Percentage ownership of our Common Stock in the table below is based on 36,894,323 shares of our Common Stock issued and outstanding on January 8, 2024. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 7442 S Tucson Way, Suite 130, Centennial, CO 80112.

Name of Beneficial Owner	Number of Outstanding Common Shares Beneficially Owned	Number of Common Shares Exercisable Within 60 Days	Number of Common Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:
Anzu Investors(1)	11,527,783		11,527,783	31.2%
Wilson-Garling 2020 Family Trust uad 9/20/20(2)	10,956,210		10,956,210	29.7%
Dr. Mark Zediker (3)	4,313,356	749,209	5,062,565	13.7%
Named Executive Officers and Directors:
Brian Knaley(4)		239,746	239,746	*
Brian Faircloth(5)	160,680	32,212	192,892	*
Ron Nicol(6)	1,729,867	1,063,471	2,793,338	7.6%
Daniel Hirsch(7)	9,375	101,042	110,417	*
Lily Yan Hughes(8)	9,375	135,937	145,312	*
Kristi Hummel(9)	9,375	142,292	151,667	*
Elizabeth Mora(10)	9,375	69,687	79,062	*
John Bolton(11)		94,167	94,167	*
Common Shares all directors and executive officers own as a group (8 persons)	1,928,047	1,878,554	3,806,601	10.3%

* Represents beneficial ownership of less than one percent of our outstanding shares of Common Stock.

(1) Includes (i) 2,114,451 shares of Common Stock held by Anzu Nuburu LLC, (ii) 972,535 shares of Common Stock held by Anzu Nuburu II LLC, (iii) 799,143 shares of Common Stock held by Anzu Nuburu III LLC, (iv) 5,320,946 shares of Common Stock held by Anzu Nuburu V LLC, (v) 93,521 shares of Common Stock held by Anzu Partners LLC, (vi) 264,346 shares of Common Stock held by David Seldin, (vii) 1,744,186 shares of Common Stock issuable to Mr. Seldin upon conversion of the 7% convertible promissory notes due 2026 (the “Convertible Notes”) issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of June 12, 2023, by and among the Company and the investors listed on Schedule I thereto (the “Purchase Agreement”), (viii) 54,169 shares of Common Stock held by David & Jennifer Michael Family Ltd Partnership, (ix) 12,759 shares of Common Stock held by CST Global LLC, (x) 145,349 shares of Common Stock issuable to CST Global LLC upon conversion of the Convertible Notes issued pursuant to the Purchase Agreement, and (xi) 6,378 shares of Common Stock held by Whitney Haring-Smith. The foregoing Anzu Investors have entered into the 10b5-1 Sales Plan authorizing Tigress to sell all of the shares of Common Stock received by the Anzu Investors at the Closing of the Business Combination during the period specified in such plan, subject to certain price and volume parameters, and therefore may be deemed a “group” as that term is used in Section 13(d)(3) of the Exchange Act. Mr. Seldin, a Managing Partner of Anzu Partners LLC, and Debrah C. Herman, Chief Financial Officer of Anzu Partners LLC, each serve as the managers of each of the Anzu SPVs and share voting and investment power with respect thereto. The principal office of each of the Anzu Investors is 12610 Race Track Road, Suite 250, Tampa, Florida 33626.

(2) Includes (i) 3,311,410 shares of Common Stock held by Wilson-Garling 2020 Family Trust uad 9/20/20, of which Jill Garling is the trustee, (ii) 7,267,442 shares of Common Stock issuable to the Wilson Garling 2023 Family Trust, of which Ms. Garling is also the trustee, upon conversion of the Convertible Notes issued pursuant to the Purchase Agreement, and (iii) 377,358 shares of Common Stock held by W-G Investments LLC, of which Ms. Garling is a member and of which her spouse, Thomas Wilson, is the sole manager.

(3) Includes (i) 4,308,203 shares of Common Stock held by Dr. Zediker, (ii) 749,209 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Dr. Zediker, and (iii) 5,153 shares of Common Stock held by Dr. Zediker’s spouse.

(4) Represents 239,746 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Knaley.

(5) Includes (i) 160,680 shares of Common Stock held by Mr. Faircloth and (ii) 32,212 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to restricted stock units held by Mr. Faircloth.

(6) Includes (i) 121,308 shares of Common Stock held by Eunomia, LP, of which Mr. Nicol is the manager, (ii) 1,453,488 shares of Common Stock issuable to Eunomia, LP upon conversion of the Convertible Notes issued pursuant to the Purchase Agreement, (iii) 155,071 shares of Common Stock held by Mr. Nicol, and (iv) 1,060,346 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Nicol, and (v) 3,125 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to restricted stock units held by Mr. Nicol.

(7) Includes (i) 9,375 shares of Common Stock held by Mr. Hirsch, (ii) 97,917 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Hirsch, and (iii) 3,125 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to restricted stock units held by Mr. Hirsch.

(8) Includes (i) 9,375 shares of Common Stock held by Ms. Hughes, (ii) 132,812 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Ms. Hughes, and (iii) 3,125 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to restricted stock units held by Ms. Hughes.

(9) Includes (i) 9,375 shares of Common Stock held by Ms. Hummel, (ii) 139,167 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Ms. Hummel, and (iii) 3,125 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to restricted stock units held by Ms. Hummel.

(10) Includes (i) 9,375 shares of Common Stock held by Ms. Mora, (ii) 66,562 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Ms. Mora, and (iii) 3,125 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to restricted stock units held by Ms. Mora.

(11) Represents 94,167 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Bolton.

Percentage ownership of our Series A preferred stock ("Preferred Stock") in the table below is based on 2,388,905 shares of our Preferred Stock issued and outstanding on January 8, 2024. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 7442 S Tucson Way, Suite 130, Centennial, CO 80112.

Name of Beneficial Owner	Number of Outstanding Series A Preferred Shares Beneficially Owned	Number of Series A Preferred Shares Exercisable Within 60 Days	Number of Series A Preferred Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:
Anzu Investors(1)	1,081,361		1,081,361	45.3%
Wilson-Garling 2020 Family Trust uad 9/20/20(2)	121,205		121,205	5.1%
Dr. Mark Zediker
Named Executive Officers and Directors:
Brian Knaley
Brian Faircloth
Ron Nicol(3)	121,308		121,308	5.1%
Daniel Hirsch
Lily Yan Hughes
Kristi Hummel
Elizabeth Mora
John Bolton
Series A Preferred Shares all directors and executive officers own as a group (8 persons)	121,308		121,308	5.1%

* Represents beneficial ownership of less than one percent of our outstanding shares of Preferred Stock.

(1) Includes (i) 97,409 shares of Preferred Stock held by Anzu Nuburu LLC, (ii) 44,767 shares of Preferred Stock held by Anzu Nuburu II LLC, (iii) 36,937 shares of Preferred Stock held by Anzu Nuburu III LLC, (iv) 244,414 shares of Preferred Stock held by Anzu Nuburu V LLC, (v) 500,000 shares of Preferred Stock held by Anzu Partners LLC, (vi) 121,411 shares of Preferred Stock held by David Seldin, (vii) 24,282 shares of Preferred Stock held by CST Global LLC and (viii) 12,141 shares of Preferred Stock held by Whitney Haring-Smith. The foregoing Anzu Investors have entered into the 10b5-1 Sales Plan authorizing Tigress to sell all of the shares of Common Stock received by the Anzu Investors at the Closing of the Business Combination during the period specified in such plan, subject to certain price and volume parameters, and therefore may be deemed a “group” as that term is used in Section 13(d)(3) of the Exchange Act. Mr. Seldin, a Managing Partner of Anzu Partners LLC, and Debrah C. Herman, Chief Financial Officer of Anzu Partners LLC, each serve as the managers of each of the Anzu SPVs and share voting and investment power with respect thereto. The principal office of each of the Anzu Investors is 12610 Race Track Road, Suite 250, Tampa Florida 33626.

(2) Includes 121,205 shares of Preferred Stock held by W-G Investments LLC, of which Ms. Garling is a member and of which her spouse, Thomas Wilson, is the sole manager.

(3) Includes 121,308 shares of Preferred Stock held by Eunomia, LP, of which Mr. Nicol is the manager.

ADDITIONAL INFORMATION

Stockholder Proposals

The Company intends to hold a regular annual meeting in 2024 regardless of the outcome of the matters to be submitted at the Special Meeting.

If a stockholder would like us to consider including a proposal in our proxy statement for our 2024 annual meeting pursuant to Rule 14a‑8 of the Exchange Act, then the proposal should have been received by our corporate secretary at our principal executive offices on or before December 23, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a‑8 regarding the inclusion of stockholder proposals in company‑sponsored proxy materials. Proposals should be addressed to:

Nuburu, Inc.
Attention: Corporate Secretary

7442 S Tucson Way, Suite 130,

Centennial, CO 80112

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2024 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

•
no earlier than 8:00 a.m., Mountain Time, on February 17, 2024, and
•
no later than 5:00 p.m., Mountain Time, on March 18, 2024.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements or notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement or notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Nuburu stockholders may be “householding” our proxy materials. A single proxy statement or notice of internet availability of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement or notice of internet availability of proxy materials, you may (1) notify your broker or (2) direct your written request to: Investor Relations, Nuburu, Inc., 7442 S Tucson Way, Suite 130, Centennial, CO 80112. Stockholders who currently receive multiple copies of the proxy statement or notice of internet availability of proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement or notice of internet availability of proxy materials promptly to any stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

The Company knows of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares in accordance with their best judgment.

EXHIBIT A

The Amended and Restated Certificate of Incorporation of the Company is hereby amended by adding the following new Section 2 immediately below Section 1 of Article IV:

C. Reverse Stock Split. Upon the filing and effectiveness (the “Reverse Split Effective Time”) pursuant to DGCL of this amendment to this Amended and Restated Certificate of Incorporation, each [_________(_)] shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Reverse Split Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive such additional fraction of a share of Common Stock as is necessary to increase the fractional shares to a full share. Each certificate that immediately prior to the Reverse Split Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above. No changes are being made to the number of authorized shares.